Exhibit 99.1

Myomo Announces First Lump Sum Reimbursements for MyoPros Delivered to Medicare Part B Beneficiaries Under New CMS Fees

Claims Remitted for Payment by All Four Billing Regions

Orthotics and Prosthetics Providers Beginning to Receive Reimbursement at Published Rates

BOSTON (May 6, 2024) – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced that the Centers for Medicare & Medicaid Services ("CMS"), through their regional contractors known as the DME MACs, have remitted and paid lump sum reimbursements to the Company and are beginning to reimburse orthotics and prosthetics (“O&P”) providers for MyoPros delivered to Medicare Part B beneficiaries.

The amounts paid were based on the fees published by CMS for the Company's Healthcare Common Procedures Coding System ("HCPCS") codes L8701 and L8702, which became effective on April 1, 2024. All four regional DME MAC's have remitted lump sum reimbursements, and payments have been received for a number of patients of the Company and O&P providers based on the published fee schedule.

“We’re pleased to see that lump sum payments have been approved from all four billing regions so that Medicare beneficiaries also have equitable access to this life-changing technology,” stated Paul R. Gudonis, Myomo’s Chairman and CEO. “We are also gratified by the interest we are seeing from clinical providers in the orthotics and prosthetics industry since one of our MyoPro Centers of Excellence providers had its first claim paid by Medicare. With the MyoPro now being reimbursed by CMS, our channel partners and other health professionals should now have greater clarity of reimbursement as long as their patients are medically appropriate to receive the device with proper physician documentation.”

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device in the U.S. that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit https://myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for reimbursement for the MyoPro by CMS, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

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our ability to obtain sufficient reimbursement from third-party payers for our products;
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our ability to navigate factors both within and outside our control to grow revenues sufficiently to achieve operating cash flow breakeven on a quarterly basis;
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our revenue concentration with a particular insurance payer as a result of focusing our efforts on patients with insurers who have previously reimbursed for the MyoPro;
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our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated devices;
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our marketing and commercialization efforts;
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our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;
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our ability to obtain and maintain our strategic collaborations and to realize the intended results of such collaborations;
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our ability to effectively execute our business plan and scale up our operations;
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our expectations as to our product development programs, including improving our existing products and developing new products;
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our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;
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our expectations as to our clinical research program and clinical results;
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our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;
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our ability to gain and maintain regulatory approvals;
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our ability to compete and succeed in a highly competitive and evolving industry; and
•
general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

For Myomo:

https://ir.myomo.com

Investor Relations:

Kim Sutton Golodetz

LHA Investor Relations

kgolodetz@lhai.com

212-838-3777

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